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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-48030, 33-48348, 33-65742, 33-93224, 333-12325, 333-27011,
333-56179, 333-79549, 333-65664, 333-65666) and Form S-3 (Nos. 333-37794,
333-49844) of Vertex Pharmaceuticals Incorporated of our report dated April 27, 2001, with respect to the consolidated financial statements of Aurora Biosciences Corporation (not presented), included in this Annual Report
(Form 10-K) of Vertex Pharmaceuticals Incorporated for the year ended
December 31, 2001.

                                          /s/ ERNST & YOUNG LLP

San Diego, California
March 27, 2002